Contact: Bill McCarthy
Vice President - Financial Analysis and Investor Relations
678-518-3278

Neenah Paper Announces Corporate Name
Change to Neenah, Inc. Effective January 1
ALPHARETTA, GEORGIA, November 8, 2017 (NYSE: NP) - Neenah Paper, Inc. (the “Company”) announced today that the Company will change its name to Neenah, Inc. effective on January 1, 2018. The Company’s ticker symbol on the New York Stock Exchange will remain “NP” and names of subsidiaries will not be affected.
“As we’ve continued to successfully execute our strategy to increase our presence in growing and profitable specialty niche markets, the last name of “paper” does not sufficiently reflect the diversity of our current and future company," said John O'Donnell, Chief Executive Officer. “The Neenah name, however, will continue to represent a product portfolio known for high performance and premium quality, as well as a company appreciated for its disciplined capital allocation and commitment to providing attractive returns to investors.”

About Neenah
Neenah is a leading global specialty materials company, focused on premium niche markets that value performance and image. Key products and markets include advanced filtration media, specialized performance substrates used for tapes, labels and other products, and premium printing and packaging papers. The company is headquartered in Alpharetta, Georgia and its products are sold in over 80 countries worldwide from manufacturing operations in the United States, Europe and the United Kingdom. Additional information can be found at the company's web site, www.neenah.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), or in releases made by the U.S. Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA and we caution investors that any forward-looking statements we make are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions "Cautionary Note Regarding Forward-Looking Statements" and/or "Risk Factors" of our latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located on our website at www.neenah.com). Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws.